EXHIBIT 10.11.1

February 28, 2019

Mr. Brent T. Novak
JAKKS Pacific, Inc.
2951 28th Street
Santa Monica, CA 90405

Dear Brent:

Reference is made to the Employment Agreement dated April 1, 2018 (the “Employment Agreement”) between JAKKS Pacific, Inc. (the “Company”) and Brent T. Novak (“Executive”). This letter corrects Section 2(b)(ii) of the Employment Agreement. The Company and Executive by his signature below confirm that in the first paragraph of Section 2(b)(ii), the reference to the “second and third anniversaries thereof” is corrected to refer to the “first and second anniversaries thereof”, and in Section 2(b)(ii)(B) the reference to “first anniversary of the Commencement Date” is corrected to refer to the “first anniversary of the grant date”.

As corrected by this letter, the Employment Agreement remains in full force and effect.

Yours truly,

JAKKS Pacific, Inc.

By: ____________________________
Stephen Berman
President and CEO

CONFIRMED:

__________________________
Brent T. Novak